									EXHIBIT 99.3
Estimated Ohio Amortization Comparison
(In millions)

Rate Certainty Plan					Rate Stabilization Plan				Difference

Transition Costs					Transition Costs				Trans. Costs
				Total				Total	Total
	OE	CEI	TE	Ohio	OE	CEI	TE	Ohio	Ohio
Projected Balance 12/31/05	$ 285	$ 475	$ 183	$ 943	$ 285	$ 475	$ 183	$ 943	$0

Amortization 2006	$ 89	$ 125	$ 54	$ 268	191	125	82	398	(130)
2007	90	138	60	288	94	138	92	324	(36)
2008	106	158	69	333	-	158	9	167	166
2009	-	54	-	54	-	54	-	54	0
2010	-	-	-	-	-	-	-	-	0
Transition Cost Amort	$ 285	$ 475	$ 183	$ 943	$ 285	$ 475	$ 183	$ 943	$0

Shopping Incentives & Carrying Charges					Shopping Incentives & Carrying Charges				Shopping Incent. & CC
				Total				Total	Total
	OE	CEI	TE	Ohio	OE	CEI	TE	Ohio	Ohio
Projected Balance 12/31/05	$ 333	$ 434	$ 131	$ 898	$ 333	$ 434	$ 131	$ 898	$0
Regulatory Liability Offset	(75)	(85)	(45)	(205)	-	-	-	-	(205)
Adj Balance 12/31/05	$ 258	$ 349	$ 86	$ 693	$ 333	$ 434	$ 131	$ 898	($205)

Carrying Charges 2006	$ 10	$ 25	$ 4	$ 39	$ 16	$ 31	$ 9	$ 56	($ 17)
2007	6	27	2	35	13	34	10	57	(22)
2008	2	29	1	32	6	36	5	47	(15)
2009	-	24	-	24	-	28	-	28	(4)
2010	-	9	-	9	-	9	-	9	0
	18	114	7	139	35	138	24	197	(58)

Incentives & CC to be amortized	$ 276	$ 463	$ 93	$ 832	$ 368	$ 572	$ 155	$ 1,095	($263)

Amortization 2006	$ 90	$ -	$ 30	$ 120	$ -	$ -	$ -	$ -	$120
2007	92	-	31	123	156	-	-	156	(33)
2008	94	-	32	126	212	-	155	367	(241)
2009	-	186	-	186	-	292	-	292	(106)
2010	-	277	-	277	-	280	-	280	(3)
Incentives & CC Amort	$ 276	$ 463	$ 93	$ 832	$ 368	$ 572	$ 155	$ 1,095	($263)

Net Amortization & Carrying Charges					Net Amortization & Carrying Charges				Net Amort & CC
				Total				Total	Total
	OE	CEI	TE	Ohio	OE	CEI	TE	Ohio	Ohio

Amortization 2006	$ 169	$ 100	$ 80	$ 349	$ 175	$ 94	$ 73	$ 342	$7
2007	176	111	89	376	237	104	82	423	(47)
2008	198	129	100	427	206	122	159	487	(60)
2009	-	216	-	216	-	318	-	318	(102)
2010	-	268	-	268	-	271	-	271	(3)
Net Amortization	$ 543	$ 824	$ 269	$ 1,636	$ 618	$ 909	$ 314	$ 1,841	($205)